Exhibit 4.6

FIFTH SUPPLEMENTAL INDENTURE

dated as of September 6, 2005

among

K. HOVNANIAN ENTERPRISES, INC.

HOVNANIAN ENTERPRISES, INC.

The Other Guarantors Party Hereto

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Trustee

6½% Senior Notes due 2014

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), entered into as of September 6, 2005, among K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc. (“Hovnanian”), each of the entities listed on Schedule I hereto (each, an “Undersigned”) and Wachovia Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, Hovnanian, the Guarantors party thereto and the Trustee entered into the Indenture dated as of November 3, 2003, as supplemented by the First Supplemental Indenture dated as of November 3, 2003, the Second Supplemental Indenture dated as of March 18, 2004, the Third Supplemental Indenture dated as of July 15, 2004, and the Fourth Supplemental Indenture dated as of April 19, 2005 (as supplemented, the “Indenture”), relating to the Issuer’s 6½% Senior Notes due 2014 (the “Notes”);

WHEREAS, as a condition to the purchase of the Notes by the Holders, Hovnanian agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guarantees of the Notes, subject to certain limitations.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1.                                Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

SECTION 2.                                Each Undersigned, by its execution of this Fifth Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article Thirteen of the Base Indenture and Article 5 of the First Supplemental Indenture.  Each Undersigned will also execute a Guarantee Notation in respect of the Notes.

SECTION 3.                                This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.                                This Fifth Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

SECTION 5.                                This Fifth Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Fifth Supplemental Indenture will henceforth be read together.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

K. HOVNANIAN ENTERPRISES, INC.,
as Issuer

By:	/s/ PETER S. REINHART
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

HOVNANIAN ENTERPRISES, INC.

By:	/s/ PETER S. REINHART
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

On behalf of each of the entities listed on Schedule I hereto

By:	/s/ PETER S. REINHART
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ STEPHANIE ROCHE
Name: Stephanie Roche
Title: Vice President

GUARANTORS	State of Incorporation or Formation
K. HOVNANIAN AT SCOTCH PLAINS, INC.	NJ
K. HOVNANIAN AT SKYE ISLE, INC.	CA
HOVNANIAN LAND INVESTMENT GROUP OF NEW JERSEY, L.L.C.	NJ
K. HOVNANIAN AT ALLENTOWN, L.L.C.	PA
K. HOVNANIAN AT BARNEGAT II, L.L.C.	NJ
K. HOVNANIAN AT DOVER, L.L.C.	NJ
K. HOVNANIAN AT EASTLAKE L.L.C.	CA
K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.	NJ
K. HOVNANIAN AT FIRST HOMES, L.L.C.	FL
K. HOVNANIAN AT HIGHLAND SHORES, L.L.C.	MN
K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C.	NJ
K. HOVNANIAN AT MILLVILLE III, L.L.C.	NJ
K. HOVNANIAN AT NEW WINDSOR, L.L.C.	NY
K. HOVNANIAN AT OSTER HOMES, L.L.C.	OH
K. HOVNANIAN AT PARSIPPANY-TROY HILLS, L.L.C.	NJ
K. HOVNANIAN AT PHILADELPHIA III, L.L.C.	PA
K. HOVNANIAN AT PHILADELPHIA IV, L.L.C.	PA
K. HOVNANIAN AT PRADO, L.L.C.	CA
K. HOVNANIAN AT RED BANK, L.L.C.	NJ
K. HOVNANIAN AT RED BANK I, L.L.C.	NJ
K. HOVNANIAN AT TOWNGATE, L.L.C.	CA
K. HOVNANIAN AT UNION TOWNSHIP II, L.L.C.	NJ
K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C.	NJ
K. HOVNANIAN T&C INVESTMENT, L.L.C.	NJ
K. HOVNANIAN T&C MANAGEMENT CO., L.L.C.	CA
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.	OH
NORTH MANATEE, L.L.C.	FL

PADDOCKS, L.L.C.	MD
PINE AYR, L.L.C.	MD
K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.	MD